Exhibit 10.1

AMENDED AND RESTATED MASTER LOAN AGREEMENT

THIS AMENDED AND RESTATED MASTER LOAN AGREEMENT (the “Agreement”), dated as of February 3, 2015 between ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C., a Delaware limited liability company, MCDAVID PLANO-ACRA, L.L.C., a Delaware limited liability company, ATLANTA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company, ASBURY DELAND HUND, LLC, a Delaware limited liability company, AVENUES MOTORS, LTD., a Florida limited partnership (successor by merger to 10859 PHILIPS HIGHWAY L.L.C.), C&O PROPERTIES, LTD., a Florida limited partnership, ASBURY AUTOMOTIVE ST. LOUIS, L.L.C., a Delaware limited liability company, ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company, CROWN GPG L.L.C., a Delaware limited liability company, ASBURY AUTOMOTIVE MISSISSIPPI LLC, a Delaware limited liability company, Q AUTOMOTIVE JACKSONVILLE FL, LLC, a Delaware limited liability company, ASBURY ATLANTA FORD, LLC, a Delaware limited liability company, and ASBURY FT. WORTH FORD, LLC, a Delaware limited liability company (each referred to herein individually and collectively as “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as successor in interest to Wachovia Bank, National Association (together with its successors and assigns, “Lender”) amends and restates in its entirety that certain Master Loan Agreement dated as of June 4, 2008, as modified from time to time (the “Original Loan Agreement”). This Agreement is not a novation to the extent of any Obligations (as hereinafter defined) currently outstanding under the Original Loan Agreement.

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.

1.1 Defined Terms:

“Advance” or “Advances” has the meaning set forth in Section 2.1 hereof.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” has the meaning set forth in Section 2.1.1 hereof.

“ALTA” means American Land Title Association, or any successor thereto.

“Applicable Margin” means as to any portion of any Loan that is a LIBOR Loan, 2.50% per annum.

“Appraisal” means an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, and who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and who is otherwise acceptable to Lender in all respects.

“Appraised Value” means, as to any Property, the value of the Property determined by Appraisal as set forth on Exhibit A-3 attached hereto and made a part hereof.

“Arbitration Rules” has the meaning set forth in Section 11.16.

“Asbury” means Asbury Automotive Group, Inc., a Delaware corporation.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Business Day” means a weekday on which Lender is open for business in Charlotte, North Carolina.

“Change of Control”, as to any Borrower, means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all of the properties or assets of Borrower to any Person the result of which Borrower ceases to be a Subsidiary of Asbury; (b) the adoption of a plan relating to the liquidation or dissolution of Borrower; or (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Borrower ceases to be a Subsidiary of Asbury.

“Closing Date” means the date on which all of the conditions precedent in Section 3 of this Agreement are satisfied and the Loan is made under this Agreement.

“Code” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the Jurisdiction or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

“Collateral” means the Property and all Fixtures of the Property pledged by a Borrower to Lender as security for the Loan.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Dealership Property” means each Property at which the primary use is the sale of motor vehicles pursuant to a Franchise Agreement with an automobile manufacturer, as such Dealership Properties are designated on Exhibit A-2 attached hereto and made a part hereof.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) net obligations of such Person under any Swap Agreements, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the original specified due date thereof, or if such trade account payable has no specified due date, the date on which such trade account payable was created), (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) capital leases and Synthetic Lease Obligations, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Debt of the type described in clause (e) above to the extent the recourse for such Debt is limited to recourse against the property subject to the Lien described in clause (e) shall be deemed to be an amount equal to the lesser of (x) the fair market value of the property subject to such Lien and (y) the outstanding amount if indebtedness secured by such Lien. The term “Debt” shall not include indebtedness to the extent that it has been defeased or satisfied and discharged in accordance with the terms of the documents governing such indebtedness; provided that (i) to the extent the deposit of assets with the applicable holders (or trustee on behalf of such holders) is required in connection with the defeasance or satisfaction and discharge of such indebtedness, such assets are limited to cash and cash equivalents and (ii) none of the assets associated with such defeasance, or any income earned on such assets, shall be included in the calculation of any financial covenant or ratio or incurrence test hereunder.

“Default” has the meaning set forth in the definition of Event of Default.

“Default Rate” on any date, means a rate per annum that is equal to 2.0% in excess of the rate otherwise applicable to the Loan or any other Obligations outstanding on such date, provided that Obligations under Swap Agreements shall bear interest at the Default Rate determined in accordance with the terms of said Swap Agreements.

“Default Period” means a period, occurring from time to time during the term of the Loan, commencing on the date on which an Event of Default occurs and continuing until the date ending on which the applicable Event of Default has been cured and such cure has been accepted by Lender in its sole and absolute discretion or waived by Lender in its sole and absolute discretion.

“Deposit Account” has the meaning set forth in the Code.

“Draw Period” means the period from and including the date hereof through but excluding the Draw Termination Date.

“Draw Termination Date” means February 1, 2016.

“Environmental Laws” means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

“ERISA” has the meaning set forth in Section 4.14.

“Event of Default” means any event specified as such in Section 9.1 hereof (“Event of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default” or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“Excluded Rate Contract Obligation” means, with respect to any Borrower or Guarantor, any guarantee of any Swap Agreement if, and only to the extent that and for so long as, all or a portion of the guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee or the grant of such security interest becomes effective with respect to such Swap Agreement. If an obligation under a Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation under a Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fixtures” has the meaning set forth in the Code.

“Franchise Agreements” means all franchise, personal sales and service, dealer term sales and service, public ownership agreements and other operating agreements (including, without limitation, any buy-sell agreements or similar agreements affecting the control of the business being operated at or from the Property) pursuant to which the business is being operated at or from the Property.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” means that certain lease dated as of July 18, 1986, as amended from time to time, between The Gelber Family Limited Partnership and Gelber and Bank, L.L.C., as landlord, and Luxus Imports Company, as tenant, which covers that certain portion of the Property located at 740 Center Parkway Drive, 11912 and 11904 Olive Boulevard and 749 Decker Lane, Creve Coeur, St. Louis County, Missouri, as such lease has been assigned and assumed pursuant to that certain Assignment and Assumption of Lease by and between Sieben, Inc. (successor in interest to Luxus Imports Company), as assignor, and Asbury St. Louis Gen L.L.C., as assignee, and as further assigned and assumed pursuant to that certain Assignment and Assumption of Lease by and between Asbury St. Louis Gen L.L.C., as assignor, and Asbury Automotive St. Louis, L.L.C. (“St. Louis Borrower”), as assignee.

“Guarantor” means each, any and all of (a) Asbury, (b) NP MZD L.L.C., (c) Asbury Atlanta K L.L.C., (d) Tampa Kia L.P., (e) Asbury St. Louis LR L.L.C., (f) Asbury St. Louis Lex L.L.C., (g) Crown GAC L.L.C., (h) CHO Partnership Ltd., (i) Asbury Atlanta Toy L.L.C., (j) Asbury MS Gray-Daniels L.L.C., and (k) any other Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations of Borrower.

“Guaranty Agreement” means any guaranty now or hereafter executed and delivered by any Guarantor to Lender, as it may be modified.

“Hazardous Materials” means oil, petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials, polychlorinated biphenyls (“PCBs”), and compounds containing them; lead and lead based paint, asbestos and asbestos-containing materials in any form that is or could become friable, underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which at any Property is prohibited by any Governmental Authority; any substance that requires special handling; and any other hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants defined as such under any existing or future Environmental Law.

“Improvements” means all buildings and improvements now or hereafter erected on the Property and all Fixtures now or hereafter attached to or installed in or upon the Property or any buildings or improvements situated thereon.

“Jurisdiction” means the State of New York.

“Knowledge” means the actual knowledge of any Person obtained after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

“Lease” means each, any and all present and future leases, subleases, licenses, or occupancy agreements of all or any portion of any Property, together with any renewals, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any lease now or hereafter in effect.

“LIBOR” means the rate of interest per annum determined by Lender based on the rate for United States dollar deposits for delivery on the first day of each LIBOR Period for a period approximately equal to such LIBOR Period as reported on Reuters Screen LIBOR01 page (or any successor page) at approximately 11:00 a.m., London time, two LIBOR Business Days prior to the first day of such LIBOR Period (or if not so reported, then as determined by Lender from another recognized source or interbank quotation), rounded upward, if necessary, to the nearest 1/100 of 1%.

“LIBOR Business Day” means with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, any day that is a Business Day and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“LIBOR Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBOR Rate.

“LIBOR Period” means, as to any LIBOR Loan, a period of one (1) month during which the entire outstanding principal balance of the LIBOR Loan bears interest determined in relation to LIBOR, with the understanding that:

(a) the initial LIBOR Period shall commence on the date such LIBOR Loan is disbursed and shall continue up to, but shall not include, the first day of the immediately following month, subject to the provisions of (c) below;

(b) thereafter each LIBOR Period shall commence automatically, without notice to or consent from Borrower, on the first day of each month and shall continue up to, but shall not include, the first day of the immediately following month;

(c) if any LIBOR Period is scheduled to commence on a day that is not a LIBOR Business Day, then such LIBOR Period shall commence on the next succeeding LIBOR Business Day (and the preceding LIBOR Period shall continue up to, but shall not include, the first day of such LIBOR Period), unless the result of such extension would be to cause such LIBOR Period to begin in the next calendar month, in which event such LIBOR Period shall commence on the immediately preceding LIBOR Business Day (and the preceding LIBOR Period shall continue up to, but shall not include, the first day of such LIBOR Period); and

(d) if, on the first day of the last LIBOR Period applicable hereto the remaining term of the LIBOR Loan is less than one (1) month, said LIBOR Period shall be in effect only until the scheduled maturity date hereof.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

“Loan” or “Loans” means the Term Loan with Draw Period.

“Loan Documents” means this Agreement, each Mortgage, Note, Guaranty Agreement, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time, but does not include Swap Agreements.

“Loan to Value Ratio” means the aggregate outstanding principal balance of the Loans as of any date of determination, divided by an amount equal to the sum of the Appraised Value of each of the Properties.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrowers and the Guarantors taken as a whole; (b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of ability of the Borrowers and the Guarantors taken as a whole to perform their respective obligations under the respective Loan Documents to which any of them is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrowers and the Guarantors taken as a whole of the Loan Documents; or (d) a material adverse effect on the Collateral, taken as a whole.

“Material Agreement” means an agreement to which Borrower or Guarantor is a party (other than the Loan Documents) (a) which is deemed to be a material contract as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933 or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect and shall include, without limitation, any operating lease of any Property or any Franchise Agreement or dealership agreement.

“Material Casualty Loss” has the meaning set forth in Section 5.6.4 hereof.

“Maximum Aggregate Amount” has the meaning set forth in Section 2.1.1 hereof.

“Mortgage” means any mortgage, deed of trust or similar instrument now or hereafter executed by Borrower or other Person granting Lender a security interest in any Collateral and granting Lender an assignment of the Leases to secure the Obligations of such Borrower, as modified, restated or replaced from time to time.

“Note” or “Notes” shall mean each Term Note and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Obligations” means, with respect to each Borrower, all obligations now or hereafter owed to Lender or any Affiliate of Lender by such Borrower related to the Loans, this Agreement or the Loan Documents, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, all fees, all existing and future obligations under any Swap Agreements between Lender or any Affiliate of Lender and such Borrower or Guarantor which are executed in connection with or related to the Loans (including obligations under such Swap Agreements entered into prior to any transfer or sale of Lender’s interests hereunder if Lender ceases to be a party hereto), all costs of collection, attorneys’ fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of such Borrower under the Loan to such Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral owned by such Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred in each case to the extent otherwise payable under the Loan Documents; provided, that Obligations of any Borrower or any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Person.

“Parent” means any corporation, partnership or other entity that directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, of a Person or which effectively controls such Person.

“Permitted Debt” has the meaning set forth in Section 6.1 hereof.

“Permitted Liens” has the meaning set forth in Section 6.2 hereof.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

“Prime Landlord” means collectively The Gelber Family Limited Partnership and Gelber and Bank, L.L.C., and any other landlord under the Ground Lease.

“Properly Contested” means, in the case of any Debt of any Borrower or Guarantor (including any taxes) that is not paid as and when due or payable by reason of such Borrower’s or Guarantor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (a) such Debt is being properly contested in good faith by appropriate proceedings timely instituted and diligently conducted; (b) such Borrower or Guarantor has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Borrower or Guarantor; (d) no Lien is imposed upon any of such Borrower’s or Guarantor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if the Debt results from, or is determined by the entry, rendition or issuance against such Borrower or Guarantor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower or Guarantor, such Borrower or Guarantor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith; and (g) such Borrower shall notify Lender thereof.

“Property” has the meaning set forth in Section 2.1.4 of this Agreement.

“Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 8, 2013, among Asbury as a Borrower, and certain of its subsidiaries as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender and Used Vehicle Floorplan Swing Line Lender and an L/C Issuer, and The Other Lenders Party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-Syndication Agents, Toyota Motor Credit Corporation and Mercedes Benz Financial Services USA LLC, as Co-Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, as renewed and/or extended from time to time. For so long as Lender is a lender under the Revolving Credit Facility, the defined term “Revolving Credit Agreement” also shall include any amendments, modifications, replacements and/or amendments and restatements thereto.

“Revolving Credit Facility” means that certain senior credit facility evidenced in part by the Revolving Credit Agreement and that certain Amended and Restated Subsidiary Guaranty Agreement, dated as of August 8, 2013, by and among certain subsidiaries of Asbury (including Borrower and each other Guarantor) and Bank of America, N.A., as Administrative Agent and other Lenders, as renewed and/or extended from time to time. For so long as Lender is a lender under the Revolving Credit Facility, the defined term “Revolving Credit Facility” also shall include any amendments, modifications, replacements and/or amendments and restatements thereto.

“Sanctioned Country” means a country subject to the sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/ or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Senior Officer” means any officer of a Borrower designated by such Borrower in the most recent corporate resolutions delivered by such Borrower to the Lender.

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair value greater than its liabilities, at fair valuation.

“Subsidiary” or “Subsidiaries” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Survey” means a survey prepared by a surveyor located in the state where the applicable Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy and containing a certification of such surveyor reasonably satisfactory to Lender.

“Swap Agreement” has the meaning for swap agreement as defined in 11 U.S.C. § 101, as in effect from time to time, or any successor statute, and includes, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tenant” means each, any and all of the tenants on each Property as set forth on Exhibit 4.21 of this Agreement and each other tenant under a Lease for any Property.

“Termination Date” means the earliest of (a) the Term Loan Maturity Date, and (b) the date on which Lender terminates its obligation to make Loans and other extensions of credit to Borrower pursuant to Section 9.2 hereof.

“Term Loan with Draw Period” means the term loan with draw period made by Lender to Borrower pursuant to Section 2.1 of this Agreement.

“Term Loan with Draw Period Commitment” means the commitment of Lender to make the Term Loan with Draw Period in accordance with the provisions of Section 2.1.1 of this Agreement.

“Term Loan Maturity Date” means February 1, 2025.

“Term Note” has the meaning set forth in Section 2.1.5 of this Agreement.

“Third Party Agreement” means a waiver or subordination of Liens reasonably satisfactory to Lender from any Tenants, subtenants, lessors, mortgagees or other third parties (in each case other than any Borrower or any Guarantor) that might have lienholders’ enforcement rights against any Collateral, waiving or subordinating those rights in favor of Lender and assuring Lender’s access to the Collateral in exercise of Lender’s rights hereunder and such estoppel certificates, subordination and attornment agreements and other documents or agreements as Lender may reasonably require from any such Tenant or subtenant.

“Title Insurance Policy” means an ALTA mortgagee title insurance policy (or if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted by such State and acceptable to Lender) in form and substance and containing endorsements to the extent available under the title insurance regulations under the law of the applicable State) and affirmative coverages (to the extent available under the title insurance regulations under the law of the applicable State) reasonably acceptable to Lender and issued with respect to each Property and insuring the lien of the Mortgage encumbering the Property.

“Unused Commitment Fee” has the meaning set forth in Section 2.7 hereof.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

2. The Credit Facility Interest and Fees.

2.1 The Credit Facility.

2.1.1 Term Loan with Draw Period Commitment. Lender agrees, on the terms and conditions set forth in this Agreement and the Term Note, to make a Term Loan with Draw Period (the “Term Loan with Draw Period Commitment”) in the maximum principal amount of ONE HUNDRED MILLION DOLLARS AND 00/100 (the “Aggregate Commitment”). Subject to all of the terms and conditions of this Agreement and the Term Note, during the Draw Period, Lender agrees from time to time at the request of Borrower to make advances (each, an “Advance” and collectively, the “Advances”) to Borrower in a maximum aggregate principal amount not to exceed the Maximum Aggregate Amount. Subject to all of the terms and conditions of this Agreement and the Term Note, during the Draw Period the Borrower may borrow, repay and reborrow under this Section 2.1.1. Unless Lender otherwise determines in its sole and absolute discretion, the “Maximum Aggregate Amount” means 75.51% of the sum of the Appraised Value of each of the Properties. Commencing as of the Draw Termination Date, the principal balance of the Term Loan with Draw Period then outstanding shall be due and payable over a nine (9) year term in accordance with the terms of the Term Note and this Agreement. The proceeds of the Term Loan with Draw Period shall be used for general corporate purposes.

2.1.2 Term Loan with Draw Period Note. On the Closing Date, Borrower shall execute and deliver to Lender a promissory note (the “Term Note”), in the form of Exhibit A-1 attached hereto and made a part hereof, which Term Note, in addition to the records of Lender, shall evidence the Term Loan with Draw Period and interest accruing thereon. The outstanding principal amount and all accrued interest under the Term Note shall be due and payable in accordance with the terms of the Term Note and this Agreement.

2.1.3 Request for Borrowing; Funding Date. Any request for an Advance shall be made by Borrower delivering to Lender a written request for borrowing in a form satisfactory to Lender no later than 3:00 p.m. (eastern time) on the date of funding of the Advance. Any such delivery may be made by electronic mail delivered to the individuals designated by Lender to receive such requests. Contemporaneously with each written request for borrowing, Borrower shall deliver or cause to be delivered to Lender a certificate from Asbury, in the form attached as Exhibit 4.11 to the Guaranty Agreement of Asbury, signed by a principal financial officer of Asbury warranting that (a) no “Event of Default” as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such an Event of Default, has occurred, and (b) except as disclosed to Lender in writing, the representations and warranties contained in the Loan Documents are true and correct in all material respects (except to the extent relating to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

2.1.4 Mortgages. On the Closing Date, each Borrower shall execute and deliver to Lender a Mortgage as to each property owned by such Borrower as set forth on Exhibit A-2 attached hereto and made a part hereof (each property set forth on Exhibit A-2, a “Property”).

2.2 Interest. Each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loan from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at the Applicable Margin for such LIBOR Loan plus LIBOR. Such interest rate shall be fixed for each LIBOR Period for which it is determined and shall apply for that Loan.

2.3 Repayment of Loans. The principal amount of the Term Loan with Draw Period is due and payable and shall be repaid by Borrower in accordance with the provisions of the Term Note.

2.4 Additional Payment Provisions.

2.4.1 Payment of Other Obligations. The balance of the Obligations under the Loan Documents requiring the payment of money shall be repaid by Borrower to Lender as and when provided in the relevant Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

2.4.2 Time and Location of Payment. Borrower shall make each payment of principal of and interest on the Loan and fees hereunder not later than 2:00 p.m. (local time Charlotte, North Carolina) on the date when due, without set off, counterclaim or other deduction. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.4.3 Late Charge. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration of the Loan, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

2.4.4 Swaps are Independent. Any prepayment shall not affect Borrower’s obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

2.4.5 Releases of Property. So long as no Default or Event of Default shall have occurred and be continuing under the Loan Documents, Lender agrees, upon the request of Borrower, to release a Property from the lien of the Mortgage securing the Term Loan with Draw Period upon the payment to Lender of the Required Release Amount (as hereinafter defined). During the Draw Period, the “Required Release Amount”, if any, means an amount equal to the aggregate outstanding principal balance of the Term Loan with Draw Period at such time, minus the Maximum Aggregate Amount immediately following the release of the applicable Property. Upon the expiration of the Draw Period and at all times thereafter, the “Required Release Amount” means an amount equal to the sum of (a) the aggregate outstanding principal balance of the Term Loan with Draw Period at such time, minus (b) an amount equal to the Loan to Value Ratio at such time multiplied by the Appraised Value of each of the Properties for which a release has not been requested or required as hereinafter provided, plus (c) all accrued interest and other expenses payable under the Loan Documents.

Upon payment by Borrower of the Required Release Amount and release of the applicable Property from the lien of the Mortgage, any Guarantor (other than Asbury) that occupies and operates the applicable Property as a Tenant shall be released as a Guarantor and its Guaranty Agreement terminated; provided, however, that if such Guarantor occupies and operates more than one Property as a Tenant, such Guarantor shall be released from its Guaranty Agreement only as to the portion of the Loan allocated to the released Property. Notwithstanding anything to the contrary set forth herein, (i) Certain Properties listed on Exhibit A-3 are designated as being affiliated with and/or useful to the operations of one or more other Properties listed on Exhibit A-3. Any such Properties which are so designated as being so affiliated/useful to the operations of another are referred to as an “Affiliated Property Group”. If Borrower shall request release of a Property from the lien of the Mortgage securing the Term Loan with Draw Period and such Property is included within an Affiliated Property Group, Lender reserves the right, within three (3) days of receipt of Borrower’s written request for release of such Property from the lien of the Mortgage, to require that the Required Release Amount be paid for each and/or any other Property included within such Affiliated Property Group and each such Property included within such Affiliated Property Group also shall be released upon payment of the Required Release Amount for such Property; and (ii) At such time as the aggregate Appraised Values of the Dealership Properties comprise less than fifty (50%) percent of the aggregate Appraised Values of all of the then remaining Properties, Lender reserves the right at any time thereafter, upon thirty (30) days prior written notice, to require that the Required Release Amount be paid for each and/or any Property which is not a Dealership Property and each such Property which is not a Dealership Property also shall be released upon payment of the Required Release Amount for such Property.

2.5 Default Rate. In addition to all other rights contained in the Loan Documents, if an Event of Default occurs, the principal amount of all outstanding Obligations, other than Obligations under any Swap Agreements between Borrower and Lender or its Affiliates, may, at Lender’s option, bear interest at the Default Rate. The Default Rate shall apply from acceleration until such Obligations or any judgment thereon is paid in full.

2.6 Calculation of Interest. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

2.7 Unused Commitment Fee. During the Draw Period, Borrower shall pay to Lender a non-refundable fee (“Unused Commitment Fee”) equal to 0.02% per month on the difference between (a) the Aggregate Commitment and (b) the aggregate Advances outstanding during such month; provided, however, so long as the aggregate Advances outstanding during any applicable month shall exceed fifty percent (50%) of the Aggregate Commitment, no such Unused Commitment Fee shall be due and payable for such month. The Unused Commitment Fee for any month shall be due and payable by Borrower on or before the 1st day of the immediately succeeding month.

2.8 Statement of Account. If Lender provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

2.9 USA Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For purposes of this Section, account shall be understood to include loan accounts.

3. Conditions Precedent to Extensions of Credit.

3.1 Conditions Precedent to Initial Extensions of Credit. Lender shall not be required to fund any Advance or make any other extension of credit hereunder unless and until the following initial conditions shall have been satisfied by Borrower, in the sole opinion of Lender and its counsel:

3.1.1 Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note, the Mortgages and other required Loan Documents, as applicable, all in form and substance satisfactory to Lender.

3.1.2 Supporting Documents and Other Conditions. Borrower shall cause to be delivered to Lender the following documents and shall satisfy the following conditions:

(a) Governing Documents. A copy of the governing instruments of each Borrower and Guarantor, and good standing certificates of each Borrower and Guarantor certified by the appropriate official of their respective states of incorporation and such other states requested by Lender in which the Collateral is located;

(b) Incumbency Certificates and Resolutions. Incumbency certificate and certified resolutions of the board of directors (or other appropriate governing body) of each Borrower and Guarantor, signed by the Secretary or another authorized officer of each Borrower or Guarantor, as the case may be, authorizing the execution, delivery and performance of the Loan Documents;

(c) Legal Opinions. The legal opinions of Borrower’s and Guarantor’s legal counsel, each addressed to Lender regarding such matters as Lender and its counsel may request;

(d) Property Searches. Title Insurance Commitment, Surveys, zoning reports, evidence of zoning compliance and such other searches and due diligence as the Lender shall require regarding each Property;

(e) Additional Searches. UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

(f) Insurance. Satisfactory evidence of insurance meeting the requirements of Section 5.6;

(g) Security Interest Documents. The Mortgages and UCC-1 financing statements covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Loan Documents; and all taxes, fees and other charges in connection with the execution, delivery and filing thereof shall duly have been paid;

(h) Subordinations. Subordinations satisfactory to Lender from all Affiliates (other than Asbury) as required by Section 5.15;

(i) Third Party Agreements. Third Party Agreements as required by Lender;

(j) Payoff Letters. A complete and final payoff letter from any lender whose outstanding Debt is to be satisfied by remittance of proceeds of the Loan, and, if applicable, such disbursement letter as shall be required to direct the payment of loan proceeds and discharges and/or other termination documents to release and discharge all Liens encumbering the Collateral all in recordable form and reasonably satisfactory to Lender;

(k) Appraisals. All required appraisals shall have been completed to Lender’s satisfaction;

(l) Environmental. All required environmental due diligence shall have been completed to Lender’s satisfaction;

(m) Additional Documents. All additional opinions, documents, certificates and other assurances that Lender or its counsel may reasonably require;

(n) Payment of Fees. Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Lender, and evidence of payment to other parties of all fees or costs which Borrower is required under the Loan Documents to pay by the date of the Loan;

(o) No Litigation. There shall be no litigation in which any Borrower or Guarantor is a party defendant, which Lender reasonably determines may have a Material Adverse Effect; and

(p) Financial Information. Such financial information regarding each Borrower and Guarantor as Lender shall have requested, and Lender shall be satisfied therewith.

3.2 Conditions Precedent to All Extensions of Credit. In addition to any other requirement set forth in this Agreement, Lender shall not be required to fund any Advance or make any other extension of credit hereunder unless and until the following conditions shall have been satisfied by Borrower, in the sole opinion of Lender and its counsel:

3.2.1 Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and true and correct in all material respects on the date of each Advance or other extension of credit by Lender pursuant hereto (except to the extent relating to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Event of Default shall have occurred and be continuing.

3.2.2 Additional Documentation. Lender shall have received all additional documents which may be otherwise required under the Loan Documents in connection with such Advance or other extension of credit.

4. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loan or otherwise extend credit as provided for herein, Borrower, jointly and severally, makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the date of each extension of credit hereunder:

4.1 Valid Existence and Power. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.

4.2 Authority. The execution, delivery and performance thereof by Borrower of the Loan Documents (a) have been duly authorized by all necessary actions of Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of Borrower, and (b) do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, instrument or agreement to which Borrower is a party or by which Borrower or its properties may be subject, bound or affected, except, (i) solely in the case of a breach or default (and not in the case of any consent or Lien) under clause (b), to the extent such breach or default would not reasonably be expected to have a Material Adverse Effect, and (ii) any such consent that has been obtained.

4.3 Financial Condition. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic trends) concerning the conditions or future prospects of Borrower (taken as a whole) which has not been fully disclosed to Lender, including any material adverse change in the operations or financial condition of Borrower (taken as a whole) since the date of the most recent financial statements delivered to Lender. Borrower (taken as a whole) is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower (taken as a whole) will be Solvent.

4.4 Litigation. Except as disclosed on Exhibit 4.4 hereof, there are no suits or proceedings pending, or to the Knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, or its assets, which would reasonably be expected to have a Material Adverse Effect.

4.5 Agreements, Etc. Borrower is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, which would have a Material Adverse Effect. Borrower is in compliance in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower, or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, except in each case to the extent that failure of the foregoing to be duly issued and in full force and effect would not reasonably be expected to have a Material Adverse Effect. Borrower is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over Borrower, which default would have a Material Adverse Effect on Borrower. Borrower has all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

4.7 Title. Borrower has insurable title to the Property and owns all property necessary in the operation of its business, except in each case for such defects in title or such failure to own or lease property as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower owns the Property free and clear of all Liens, except Permitted Liens. Except as disclosed on Exhibit 4.7 hereof, Borrower alone has full ownership rights in the Collateral.

4.8 Collateral. The security interests granted to Lender pursuant to any Mortgage (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Mortgage, will constitute, security interests entitled to all of the rights, benefits and priorities provided by the Code (to the extent such Collateral is personal property subject to the Code) and applicable State law and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. The Collateral is intended for use solely in Borrower’s business.

4.9 Jurisdiction of Organization. The jurisdiction in which Borrower is organized, existing and in good standing, the chief executive office of Borrower where Borrower’s business records are located, all of Borrower’s other places of business and any other places where any information regarding Collateral is kept, are all correctly and completely indicated on Exhibit 4.9 hereof.

4.10 Taxes. Except to the extent Properly Contested, Borrower has filed all federal and state income and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Except to the extent Properly Contested, Borrower is not subject to any federal, state or local tax Liens nor has Borrower received any notice of deficiency or other official notice to pay any taxes. Except to the extent Properly Contested, Borrower has paid all sales and excise taxes payable by it.

4.11 Labor Law Matters. No goods or services have been or will be produced by Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

4.12 Judgment Liens. Neither Borrower nor any of its assets are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction as of the date hereof or, as to any time after the date hereof, except to the extent that (a) such unpaid judgments or judgment liens would not reasonably be expected to result in a Material Adverse Effect or (b) such unpaid judgments or judgments liens are not senior to or pari passu with the Lien of Lender on any of the Collateral.

4.13 Environmental. The Borrower has complied in all respects with all Environmental Laws except where the failure to comply could not be expected to have a Material Adverse Effect. Borrower has not received written notice of any failure so to comply except where the failure to comply could not be expected to have a Material Adverse Effect. Borrower does not manage any Hazardous Materials in a manner that violates any regulations promulgated pursuant to Environmental Laws except for any such violation that could not be expected to have a Material Adverse Effect. To Borrower’s knowledge, no portion of any Property is a protected wetland.

4.14 ERISA. Each plan (a “Plan”) maintained for employees of Borrower or any Subsidiary and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, and other federal or state laws. No Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing that would reasonably be expected to result in a Material Adverse Effect. For the purposes of this Agreement, a “Termination Event” shall mean a “reportable event” as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Except as disclosed on Exhibit 4.14, neither Borrower nor any Subsidiary has any unfunded liability with respect to any such Plan that would reasonably be expected to have a Material Adverse Effect.

4.15 Investment Company Act. Neither Borrower nor any Subsidiary nor Guarantor is an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.16 Sanctioned Persons; Sanctioned Countries. Borrower (a) is not a Sanctioned Person nor (b) does it do business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. The proceeds of any Loan will not be used to fund any operation in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

4.17 Compliance with Covenants; No Default. Borrower is, and upon funding of the Loans on the Closing Date will be, in compliance with all of the covenants hereof. No Event of Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loans on the Closing Date will not cause an Event of Default.

4.18 Full Disclosure. There is no material fact of which Borrower has Knowledge that Borrower has not disclosed to Lender which could reasonably be expected to have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Lender, contains any untrue statement of a material fact or omits to state any material fact which Borrower has Knowledge of necessary to keep the other statements from being misleading in any material respect.

4.19 Utilities and Public Access. To Borrower’s Knowledge, the Property has any necessary rights of access to public ways and is served by public water, sewer, sanitary sewer and drain facilities adequate to service the Property for its intended use. All public utilities necessary to the full use and enjoyment of the Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the respective Title Insurance Policy. To Borrower’s Knowledge, all roads necessary for the use of the Property for its current respective purpose have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities.

4.20 Condemnation. Except as described in Exhibit 4.20 hereof, no condemnation or other similar proceeding has been commenced, or to Borrower’s Knowledge, is overtly threatened or contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to such Property.

4.21 Use and Operation of Property. Each Property is occupied, used and operated by each applicable Borrower or each applicable Tenant as set forth on Exhibit 4.21 exclusively for the franchised retail motor vehicle sales, service or other related purposes as identified on Exhibit 4.21 hereof or for such other purposes as identified on Exhibit 4.21 hereof.

4.22 Certificate of Occupancy; Licenses. Except to the extent disclosed on Exhibit 4.22, to Borrower’s Knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for its permitted use (collectively, the “Licenses”) pursuant to Section 4.21, have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all licenses necessary for the operation of the Property for its permitted use. To Borrower’s Knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.23 Flood Zone. To Borrower’s Knowledge, except as shown on the related Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 5.6.1 is in full force and effect with respect to the Property.

4.24 Physical Condition. Except to the extent disclosed on Exhibit 4.24 hereof as of the date hereof or except to the extent Borrower is diligently making repairs and/or replacements in the ordinary course of business after the date hereof, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, irrigation systems and all structural components, is in good condition, order and repair in all material respects; and there exists no structural or other material defects or damages in the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except to the extent disclosed on Exhibit 4.24 hereof as of the date hereof or to the extent disclosed in writing to Lender as to damage occurring after the date hereof, the Property is free from material damage caused by fire or other casualty. Except to the extent disclosed on Exhibit 4.13 hereof as of the date hereof or except to the extent Borrower is diligently making repairs and/or replacements in the ordinary course of business after the date hereof, to Borrower’s Knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all applicable legal requirements.

4.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, in any such case so as to adversely affect the value or marketability of the Property, except those which are insured against by the applicable Title Insurance Policy and/or disclosed on the related Survey.

4.26 Possession of Property. Other than Borrower, no Person has any possessory interest in the Property or right to occupy the same except for the Tenant under the provisions of each Lease as identified on Exhibit 4.26 and except for the Prime Landlord’s right and interest in that portion of the Property covered by the Ground Lease.

4.27 Survey. To Borrower’s Knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

4.28 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity and, to Borrower’s Knowledge, there are no illegal activities or activities relating to any controlled substances at the Property that would reasonably be expected to result in (a) the forfeiture or seizure of all or any portion of the Property or (b) a Material Adverse Effect.

4.29 Management Agreement. Except as set forth on Exhibit 4.29 hereto, the Property is self-managed by Borrower and, therefore, there are no property management agreements pursuant to which a third party is to provide property management services with respect to the Property.

4.30 Brokerage/Developer Fees. There are no brokerage commissions or developers fees or agreements pursuant to which a third party is entitled to payment from Borrower or Guarantor relating to the acquisition of the Collateral.

4.31 Franchise Agreements. Each Franchise Agreement is valid and in full force and effect and, to Borrower’s knowledge, no Borrower is aware of any event which with notice, lapse of time, or both would allow any manufacturer which is a party to any of the Franchise Agreements to terminate any such agreements. Borrower has not received any notice of termination of any Franchise Agreement.

4.32 Inter-Company Debt. Other than trade payables incurred and receivables established in the ordinary course of business, there is no outstanding debt owed by any Borrower to any Affiliate.

4.33 Leases. Except as to the Ground Lease, Borrower is the owner and lessor of landlord’s interest in each Lease at the Property (if applicable). There has been no prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents received therein. Borrower has delivered to Lender a true and complete copy of each Lease. Each Lease is in full force and effect and (a) there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder; (b) no rent (including security deposits) has been paid more than one (1) month in advance of its due date; (c) there are no offsets or defenses to the payment of any portion of the rents; (d) all work to be performed by Borrower under the Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant; (e) the Tenant under each Lease has not assigned its Lease or sublet all or any portion of the premises demised thereby, no Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises; (f) except to the extent expressly set forth in the Lease, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part; (g) no Tenant under any Lease has any right or option for additional space in the Improvements; (h) the term of each Lease has commenced; (i) payment of base, fixed or minimum rent under each Lease has commenced; and (j) the related Franchise Agreements are in full force and effect.

5. Affirmative Covenants of Borrower. Borrower, jointly and severally, covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement:

5.1 Inspections; Access to Books and Records.

5.1.1 Inspections of Books and Records. Borrower will allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. At any time other than during a Default Period, Lender shall provide reasonable notice prior to any inspection and/or audit and shall not conduct such inspection and/or audit more than once in any twelve (12) month period.

5.1.2 Environmental Inspections. Lender shall have the right to arrange for or conduct environmental inspections of each Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections shall be borne by Borrower only in the case of such inspections made during a Default Period or which are required by laws or regulations applicable to Lender.

5.1.3 Property Inspections. Lender, or its representatives or agents, are authorized to enter at any reasonable time upon any part of any Property for the purpose of inspecting any Property and for the purpose of performing any of the acts it is authorized to perform under the terms of the Mortgage. At any time other than during a Default Period, Lender shall provide reasonable notice prior to any such Property inspection.

5.2 Business Continuity. Borrower will conduct its business in substantially the same manner as such business is now conducted, and businesses ancillary or reasonably related thereto. If any Borrower ceases to conduct business at any Property owned by such Borrower, Borrower will provide written notice thereof to Lender together with a description of any alternate or substitute location in respect thereof, if any.

5.3 Intentionally Omitted.

5.4 Compliance with Swap Agreements. Borrower will comply with all terms and conditions contained in any Swap Agreements, if applicable, as in effect from time to time, except to the extent that noncompliance therewith would not reasonably be expected to result in a Material Adverse Effect. Nothing in this Section 5.4 shall affect or negate any applicable notice, grace and/or cure periods provided for in this Agreement, any other Loan Documents or any Swap Agreements, if applicable, as in effect from time to time.

5.5 Intentionally Omitted.

5.6 Insurance.

5.6.1 Required Insurance. Borrower shall maintain with respect to each Property: (a) during construction of any Improvements on each Property, “all-risk” builders risk insurance which must include windstorm, hail damage, fire and vandalism (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the completed replacement value of the Improvements under construction, naming Lender as mortgagee and loss payee; (b) upon completion of construction, upon occupancy of any Improvements, and at all other times, insurance against loss or damage by fire and other casualties and hazards by insurance written on an “all risks” basis, including malicious mischief coverage, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Lender as loss payee and mortgagee; (c) if any Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Lender as mortgagee and loss payee. If, after closing, any Property (or any part thereof) is remapped and if the vertical Improvements are determined to be located in a special flood hazard area, Borrower must obtain and maintain a flood insurance policy. If, within forty-five (45) days of receipt of notification from Lender that any Property has been reclassified by FEMA as being located in a special flood hazard area, Borrower has not provided sufficient evidence of flood insurance, Lender is mandated under federal law to purchase flood insurance on behalf of Borrower, and Lender will add the associated costs to the principal balance of the applicable Note. If the land or any portion thereof is located in a special flood hazard area, this Agreement may be terminated by Lender at its sole option; (d) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Borrower shall be required to maintain such insurance; and (e) commercial general liability insurance providing coverage in such amount as Lender may require but in no event less than $1,000,000.00 combined single limit, naming Lender as an additional insured; and (f) such other insurance as Lender may reasonably require from time to time.

5.6.2 Insurance Endorsement. All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Lender that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Lender, and rights of set-off, counterclaim or deductions against Borrower.

5.6.3 Type. All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts reasonably satisfactory to Lender. At least 30 days prior to the expiration of each such policy, Borrower shall furnish Lender with evidence satisfactory to Lender that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Lender. In the event Borrower fails to provide, maintain, keep in force, and furnish to Lender the policies of insurance required by this paragraph, Lender may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Lender chooses, at Borrower’s expense; provided however, Lender shall have no responsibility to obtain any insurance, but if Lender does obtain insurance, Lender shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Borrower.

5.6.4 Insurance Proceeds. After occurrence of any loss to all or any part of any Property the cost of repair, replacement or restoration of which is reasonably anticipated to exceed $2,000,000 individually or in the aggregate (a “Material Casualty Loss”), Borrower shall give prompt written notice thereof to Lender. In the event of a Material Casualty Loss, all insurance proceeds, including unearned premiums, shall be payable to Lender, and Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Lender and not to Lender and Borrower jointly. In the event of any Material Casualty Loss, Lender is hereby authorized by Borrower to make proof of loss if not promptly made by Borrower, and to settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Borrower appoints Lender as its attorney-in-fact to receive and endorse any insurance proceeds to Lender, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied. Borrower shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction. Except to the extent provided herein, Borrower shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Lender as security for payment of the Obligations. In the event of any Material Casualty Loss, Lender shall have the option of applying or paying all or part of the insurance proceeds to (a) the Obligations in such order as Lender may determine, (b) restoration, replacement or repair of such Property in accordance with Lender’s standard construction loan disbursement conditions and requirements, or (c) Borrower. Nothing herein shall be deemed to excuse Borrower from restoring, repairing and maintaining each Property as required herein. Notwithstanding the foregoing, provided that so long as either (a) the Material Casualty Loss affects less than fifty (50%) percent of the then current fair market value of the Property, as determined by Appraisal reviewed and approved by Lender in its reasonable judgment, and no Event of Default or event, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred, or (b) all of the following conditions are fully satisfied by Borrower, Lender shall disburse insurance proceeds from a Material Casualty Loss for repair and restoration of a Property in accordance with Lender’s standard construction loan disbursement conditions and requirements: (i) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing; (ii) Borrower shall have delivered evidence satisfactory to Lender that such Property can be fully repaired and restored at least six (6) months prior to the maturity of the Obligations; (iii) no Lease of such Property is cancelable or terminable by the Tenant or Borrower on account of the casualty or, if it is, the Tenant or Borrower (as applicable) has waived in writing its right to cancel; (iv) the work is performed under a fixed price or guaranteed maximum price contract reasonably satisfactory to Lender in accordance with plans and specifications and a budget reasonably satisfactory to Lender in accordance with all legal requirements; (v) Borrower shall have deposited with Lender for disbursement in connection with the restoration the greater of: (X) the applicable deductible under the insurance policies covering the loss; or (Y) the amount by which the cost of restoration of such Property to substantially the same value, condition and character as existed prior to such damage is estimated by Lender to exceed the net insurance proceeds; (vi) Borrower has paid as and when due all of Lender’s costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid on demand, at Lender’s option, such costs may be deducted from the disbursements made by Lender or added to the sums secured by the Mortgage; and (vii) such other terms and conditions as Lender may reasonably require.

Notwithstanding anything set forth in this Section 5.6.4 to the contrary, in the event of any loss to all or any part of any Property which is not a Material Casualty Loss, Borrower is authorized to make proof of loss, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and shall be entitled to receive all insurance proceeds, including unearned premiums; provided that Borrower covenants to use such proceeds for the repair, replacement or restoration of the Property.

5.7 Maintain Properties. Borrower will maintain, preserve and keep its property in good repair, working order and condition, ordinary wear and tear excepted, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

5.8 Intentionally Omitted.

5.9 Notice of Default and Other Notices. Borrower (or Asbury on behalf of Borrower) shall provide to Lender prompt notice of (a) the occurrence of any Event of Default and what action (if any) Borrower is taking to correct the same; (b) any rejection, return, offset, dispute, loss or other circumstance which, in each such case, could be expected to have a Material Adverse Effect on Borrower or on the Collateral, taken as a whole, (c) the cancellation or termination of, or any default under, any Material Agreement to which Borrower is a party or by which any of its properties are bound, if such cancellation, termination or breach is reasonably likely to result in a Material Adverse Effect; (d) any loss or threatened loss of material licenses or permits; (e) all notices of default or other material notices from any Tenant to any Borrower and, as applicable, all notices of default and other material notices from Prime Landlord; (f) any dispute, litigation, investigation, proceeding or suspension between the Borrower and any governmental authority which dispute, litigation, investigation, proceeding or suspension arising under this clause (f) has resulted or could reasonably be expected to result in a Material Adverse Effect; (g) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (g) has resulted or could reasonably be expected to result in a Material Adverse Effect; (h) receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to material violations of any Environmental Laws or to the environmental condition of each Property; (i) any notice from taxing authorities as to claimed deficiencies in an amount aggregating $250,000 or more or any tax lien or any notice relating to alleged ERISA violations involving an amount at issue of $250,000 or more, and (j) any Reportable Event, as defined in ERISA. Any such notice will include the status of any unresolved item covered by any previous notices and provide such other information as may be reasonably requested by Lender.

5.10 Intentionally Omitted.

5.11 Intentionally Omitted.

5.12 Intentionally Omitted.

5.13 Maintenance of Existence and Rights. Borrower shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business, except in connection with a transaction not otherwise prohibited hereunder, and except to the extent that the failure to preserve and maintain the foregoing would not reasonably be expected to result in a Material Adverse Effect.

5.14 Payment of Taxes. Borrower shall pay before delinquent all federal and state income or property taxes, and all other material taxes, assessments and governmental charges or levies imposed upon Borrower or which may become a lien upon any Property (all of the foregoing collectively, “Impositions”), except and to the extent only that such Impositions are being Properly Contested.

5.15 Subordination. Borrower shall cause all debt and other obligations now or hereafter owed to any Affiliate (other than Asbury), other than trade payables incurred and receivables established in the ordinary course of business, to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Lender.

5.16 Intentionally Omitted.

5.17 Leases, Subleases and Easements. Borrower shall, at all times, comply in all material respects with the terms and provisions of any Lease or easement which may constitute a portion of any Property. Except as otherwise provided in Section 6.13 hereof, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), enter into any new Lease of all or any portion of any Property, agree to the cancellation or surrender under any Lease of all or any portion of any Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a Lease), modify any such Lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new Lease, cancellation, surrender, prepayment or modification made without the consent of Lender shall be void as against Lender. Notwithstanding anything set forth herein, (a) Borrower may renew or extend any Lease on (i) the same, better or substantially the same terms as then existing, or (ii) as otherwise approved by Lender in writing, and (b) as to any Lease with an Affiliate of Asbury, Borrower may agree to the cancellation or surrender under any Lease of all or any portion of any Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a Lease), modify any such Lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option so long as such cancellation, surrender, prepayment, modification, decrease in rent, acceleration or change would not reasonably be expected to result in a Material Adverse Effect.

5.18 Impositions; Escrow Deposit. Borrower will pay or cause to be paid all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon any Property under any law or ordinance (all of the foregoing collectively, “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Upon an Event of Default or if required by Federal or State law or if required by any Lender policy applicable to commercial loans of this type, at Lender’s request, Borrower shall add to each periodic payment required under the Notes the amount estimated by Lender to be sufficient to enable Lender to pay, as they come due, all Impositions and insurance premiums which Borrower is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Lender from time to time. Such funds may be commingled with the general funds of Lender and shall not earn interest.

5.19 Use of Property. Borrower shall use and operate, and require its lessees or licensees to use and operate, each Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any Lease now or hereafter affecting each Property. Borrower shall not permit any unlawful use of any Property or any use that may give rise to a claim of forfeiture of any of such Property. Except as otherwise provided in Section 6.12 hereof, Borrower shall not allow changes in the stated use of any Property from that disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of any Property without prior notice to, and written consent of, Lender.

5.20 Maintenance, Repairs and Alterations. Borrower shall keep and maintain each Property in good condition and repair, ordinary wear and tear excepted. Borrower will not remove, demolish or structurally alter, or permit any Tenant to remove, demolish or structurally alter, any of the Improvements on any Property (except such alterations as may be required by laws, ordinances or regulations and any such alterations which would not reasonably be expected to result in a diminution in the value of such Property) without the prior written consent of Lender. Borrower shall promptly notify Lender in writing of any material loss, material damage or material adverse condition affecting any Property.

5.21 Eminent Domain. Should the entire Property or any interest therein in excess of $250,000 in value individually or $3,000,000 in value in the aggregate be taken or damaged by reason of any public use or improvement or condemnation proceeding (a “Material Condemnation”), or should Borrower receive any notice or other information regarding such Material Condemnation, Borrower shall give prompt written notice thereof to Lender. Lender shall be entitled to all compensation, awards and other payments or relief granted in connection with such Material Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Lender shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Borrower related to any Material Condemnation (the “Proceeds”) are hereby assigned to Lender and Borrower agrees to execute such further assignments of the Proceeds as Lender may require. Lender shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Borrower appoints Lender as its attorney-in-fact to receive and endorse the Proceeds to Lender, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

Notwithstanding anything set forth in this Section 5.21 to the contrary, in the event of any taking or condemnation which is not a Material Condemnation, Borrower is authorized to make proof of loss, settle, adjust or compromise any claims for loss or damage with the condemning authority, and shall be entitled to receive all proceeds related thereto; provided that Borrower covenants to use such proceeds for the repair, replacement or restoration of the Property.

5.22 Environmental Condition of Property. Borrower shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from each Property, except to the extent such failure to remove such Hazardous Material would not reasonably be expected to have a material adverse effect on such Property.

5.23 Appraisals. Borrower agrees that Lender may obtain an Appraisal of any Property when (a) required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, or any other regulatory agency, or (b) at such other times as Lender may reasonably require; provided, however, that, at any time other than during a Default Period or as required by any policy of Lender as to mortgage loans (and not as particular to Borrower), Lender may require an Appraisal under clause (b) no more than once in any twelve (12) month period. Such Appraisals shall be performed by an independent third party appraiser selected by Lender. The cost of such Appraisals shall be borne by Borrower. If requested by Lender, Borrower shall execute an engagement letter addressed to the appraiser selected by Lender. Borrower’s failure or refusal to sign such an engagement letter, however, shall not impair Lender’s right to obtain such an Appraisal. Borrower agrees to pay the cost of such Appraisal within ten (10) days after receiving an invoice for such Appraisal.

5.24 Intentionally Omitted.

5.25 Liens and Subrogation. Borrower shall pay and promptly discharge all liens, claims and encumbrances upon any Property, other than Permitted Liens. Borrower shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (a) such contest suspends the collection thereof or there is no danger of any Property being sold or forfeited while such contest is pending; (b) if the lien, claim or encumbrance exceeds $1,000,000, Borrower first deposits with Lender a bond or other security satisfactory to Lender in such amounts as Lender shall reasonably require; and (c) Borrower thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged. Lender shall be subrogated to any liens, claims and encumbrances against Borrower or any Property that are paid or discharged through payment by Lender or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

5.26 Further Assurances. Borrower shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

5.27 Management. Borrower shall not enter into any agreement for the management of the Property or any portion thereof without Lender’s prior written consent.

5.28 Ground Lease. St. Louis Borrower is lessee under the Ground Lease. Borrower has delivered to Lender a true copy of the Ground Lease and all amendments and modifications thereto and neither St. Louis Borrower nor, to Borrower’s Knowledge, Prime Landlord is in default thereunder. Borrower agrees to notify Lender promptly of default by any party under the Ground Lease and deliver to Lender copies of any written notice of default received by St. Louis Borrower. St. Louis Borrower shall perform all of its material obligations under the Ground Lease. St. Louis Borrower shall not, without the prior written consent of Lender, agree to the surrender, cancellation, or modification of the Ground Lease or subordination of the Ground Lease to any deed of trust, mortgage or other interest. Any such surrender, cancellation, modification or subordination of the Ground Lease made without such consent shall be void. At the reasonable request of Lender, St. Louis Borrower shall, from time to time, obtain estoppel certificates from Prime Landlord in accordance with the terms of the Ground Lease. St. Louis Borrower agrees that in the event it acquires any additional interest in the real estate and personal property that is subject to the Ground Lease, the Ground Lease shall not be extinguished by merger and the lien of the Mortgage shall extend to and include such interest.

6. Negative Covenants of Borrower. Borrower, jointly and severally, covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

6.1 Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except the following (“Permitted Debt”):

(a) The Obligations;

(b) Any Debt evidenced by the Revolving Credit Facility or any refinancing, replacement, modification, renewal, amendment or amendment and restatement of the Revolving Credit Facility, including any increases in the aggregate principal amounts; provided, however, that nothing contained in this Section 6.1(b) shall be deemed to modify Section 5.15 hereof;

(c) Any other Debt permitted under the Revolving Credit Agreement or any refinancing, replacement, modification, renewal, amendment or amendment and restatement thereof;

(d) Endorsement of checks for collection in the ordinary course of business;

(e) Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due;

(f) Debt existing on the Closing Date and not otherwise permitted under this Section 6.1, as set forth on Exhibit 6.1 hereto, and the renewal and refinancing (but not the increase in the aggregate principal amount) thereof; and

(g) Debt incurred under any Swap Agreements relating to the Term Loan with Draw Period.

6.2 Liens. Shall not create or permit any Liens on any Property except the following (“Permitted Liens”):

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due and payable or which are being Properly Contested;

(c) The claims of materialmen, mechanics, carriers, warehousemen, processor or landlords arising out of operation of law so long as the obligations secured thereby are not past due or are being Properly Contested;

(d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; and

(e) Judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (ii) the validity and/or amount of the claims secured thereby are being Properly Contested and (iii) such Liens do not, in the aggregate, materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Property.

6.3 Change in Business. Shall not enter into any business which is different from the business in which it is engaged on the Closing Date, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of the business in which it is engaged on the Closing Date. Notwithstanding anything set forth herein to the contrary, Borrower may engage, without the consent of Lender and in addition to the business in which it is engaged on the Closing Date, in the operation of a business ancillary to a motor vehicle dealership.

6.4 No Substitution of Collateral. Borrower shall not substitute any Collateral without Lender’s prior written consent.

6.5 No Change in Name, Offices or Jurisdiction of Organization; Removal of Collateral. Unless Borrower shall have given 30 days’ advance written notice thereof to Lender, it shall not change its name or the jurisdiction in which Borrower is organized, or change the location of its chief executive office or other office where books or records are kept, or permit the removal of any material Fixtures from any Property.

6.6 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction in connection with the Property.

6.7 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

6.8 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its Parent, except to the extent the acquisition, formation, disposition or issuance of capital stock would not reasonably be expected to have a Material Adverse Effect.

6.9 Change of Fiscal Year or Accounting Methods. Shall not change its fiscal year or its book accounting methods except as required by GAAP or applicable law. Borrower’s fiscal year end is December 31 as of the Closing Date. As used herein, the term “book accounting methods” means accounting methods which affect numbers reported to the Securities and Exchange Commission (as distinguished from tax accounting methods used in reporting to the Internal Revenue Service).

6.10 Zoning. Shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

6.11 Affiliate Transactions. Shall not, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to, enter into, or be a party to, any transaction with an Affiliate of Borrower (other than Asbury or a Subsidiary of Asbury), except on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

6.12 Franchise. Shall not use the Property or permit the Property to be used for any different or additional franchise from the franchise operated at the Property as of the Closing Date (as set forth on Exhibit 4.21 hereof) (the “Original Franchise”) without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything set forth in this Section 6.12 to the contrary, Borrower may use the Property or permit the Property to be used for an additional franchise so long as, within thirty (30) Business Days of such occurrence (a) Borrower provides Lender written notice of the addition of a franchise, (b) Borrower provides Lender a copy of the applicable Franchise Agreement, and (c) unless the Lender otherwise consents in writing (which consent shall not be unreasonably withheld or delayed), the Original Franchise is still operated at the Property. If an Affiliate of Asbury (other than Borrower) is the franchisee of such additional or different (as approved) franchise operated at the Property, then Lender may require, and Borrower shall cause, such Affiliate to execute a Guaranty Agreement for the allocated portion of the Loan as to the applicable Property in the form of and subject to such terms as Lender may reasonably require.

6.13 Leases. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), enter into any new Lease or assign any Lease of all or any portion of any Property, other than renewals and extensions (a) on the same, better or substantially the same terms as then existing, or (b) as otherwise approved by Lender in writing. Notwithstanding anything set forth in this Section 6.13 to the contrary, any Property may be leased or assigned , in whole or in part, to any Affiliate of Asbury so long as (i) Borrower has provided Lender thirty (30) Business Days’ prior written notice of such Lease or assignment of Lease, (ii) Lender has approved, in its reasonable discretion, the form of Lease, (iii) Borrower has delivered to Lender any Third Party Agreements required by Lender and such other information regarding the operation, business affairs, and financial condition of the proposed tenant which Lender may reasonably request, and (iv) such Affiliate of Asbury shall guarantee the portion of the Loan allocated to the Property leased to such Affiliate pursuant to a Guaranty Agreement in favor of Lender substantially in the form of Exhibit 6.13 attached hereto and made a part hereof.

6.14 Change of Control. Unless Borrower has complied with the provisions of Section 2.4.5 hereof (including, without limitation, payment of the Required Release Amount), shall not make, permit or suffer a Change of Control without the prior written consent of Lender.

7. Other Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of its Obligations and the termination of this Agreement, Borrower shall comply with the following additional covenants:

7.1 Intentionally Omitted.

7.2 Due on Sale or Further Encumbrance or Transfer of an Interest in Borrower. Without the prior written consent of Lender in each instance unless Borrower has complied with the provisions of Section 2.4.5 hereof (including, without limitation, payment of the Required Release Amount), no Borrower shall (a) sell, convey, transfer or encumber its Property, or any part thereof or interest therein, whether legal or equitable (other than Permitted Liens), (b) cause or permit any transfer of its Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (c) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of such Property. A “transfer” of the Property includes: (i) the direct or indirect sale, transfer or conveyance of such Property or any portion thereof or interest therein; (ii) the execution of an installment sale contract or similar instrument affecting all or any portion of such Property; (iii) if Borrower or any general partner or member of Borrower, is a corporation, partnership, limited liability company, trust or other business entity, the transfer (whether in one transaction or a series of transactions, but excluding any pledge or collateral assignment) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; whether directly or indirectly, but only to the extent the same results in a Change of Control; (iv) if Borrower, or any general partner or member of Borrower, is a corporation, the creation or issuance of new stock by which an aggregate of more than 50% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (v) an agreement by Borrower leasing all or a substantial part of any Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases (other than Permitted Liens). Notwithstanding anything to the contrary set forth herein, Lender shall not unreasonably withhold, condition or delay any consent to any easement necessary in connection with the operation or development of any Property.

7.3 Intentionally Omitted.

7.4 Purchase of Fee Interest in St. Louis Property. If St. Louis Borrower shall purchase a fee interest in that portion of the Property covered by the Ground Lease and pursuant to the terms of the Ground Lease, then St. Louis Borrower shall promptly grant a Mortgage in such fee interest to Lender.

8. Intentionally Omitted.

9. Default.

9.1 Events of Default. Each of the following shall constitute an Event of Default:

9.1.1 Non-payment. There shall occur any default by any Borrower in the payment, when due, of (a) any principal, or (b) within five (5) days after the same becomes due, interest on any Note or any fee due, any other amounts due hereunder or any other Loan Document, or any other Obligations; or

9.1.2 Non-Performance. There shall occur any default by any Borrower in the performance of any agreement, covenant or obligation contained in Section 5.9, 5.13, or Section 6 or Section 7 of this Agreement; or

9.1.3 Default under other Loan Documents. There shall occur any default by any Borrower or Guarantor in the performance of any other agreement, covenant or obligation contained in this Agreement or any other Loan Document not provided for elsewhere in this Section 9 and the breach of such other agreement, covenant or obligation is not cured to Lender’s satisfaction within 30 days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Borrower or such other party; or

9.1.4 Untrue Representation. Any representation or warranty made by any Borrower, Guarantor or any other party to any Loan Document (other than Lender), herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

9.1.5 Intentionally Omitted; or

9.1.6 Borrower’s or Guarantor’s failure to pay other Debt. Any Borrower or any Guarantor (other than Asbury) shall fail to make any payment in respect of its outstanding Debt (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $3,000,000 or more when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Debt (including, without limitation, any required mandatory prepayment or “put” of such Debt to any such Person as a result of a failure to comply with the terms thereof) or enables the holders of such Debt (or any Person acting on such holders’ behalf) to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Person as a result of a failure to comply with the terms thereof) and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or

9.1.7 Asbury Automotive Group, Inc.’s failure to pay other Debt. (a) Asbury or any of its Subsidiaries shall fail to make any payment in respect of its outstanding Debt (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $35,000,000 (or, that when combined with any judgments rendered against Asbury or any of its Subsidiaries or any levies, attachments, garnishments or other seizures as set forth in Section 9.1.12 exceeds $35,000,000) when due after the expiration of any applicable grace period, or (b) any event or condition shall occur which results in the acceleration of the maturity of such Debt (including, without limitation, any required mandatory prepayment or “put” of such Debt to any such Person as a result of a failure to comply with the terms thereof) or enables the holders of such Debt (or any Person acting on such holders’ behalf) to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Person as a result of a failure to comply with the terms thereof) and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or

9.1.8 Default under the Revolving Credit Facility. There shall occur any default under the Revolving Credit Facility, which is not cured within any applicable grace period, if any; or

9.1.9 Bankruptcy; Cessation. Any Borrower or Guarantor shall (a) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (b) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (g) take any corporate action for the purpose of effecting any of the foregoing; or

9.1.10 Involuntary Bankruptcy. An involuntary petition or complaint shall be filed against any Borrower or Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of any Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

9.1.11 Judgment-Borrower or Guarantor. (a) A judgment in excess of $3,000,000 shall be rendered against any Borrower or any Guarantor (other than Asbury) and shall remain undischarged, undismissed and unstayed for more than sixty (60) days (except judgments validly covered by insurance with a deductible of not more than $3,000,000), or (b) there shall occur any levy upon, or attachment, garnishment or other seizure of, any portion of the Collateral or other assets of any Borrower, any Subsidiary or any Guarantor (other than Asbury) in excess of $3,000,000 by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution, or (c) a judgment lien shall attach to or there shall occur any levy or lien upon any portion of the Collateral that is senior to or pari passu with the Lien of Lender; or

9.1.12 Judgment-Asbury Automotive Group, Inc. (a) One or more judgments in excess of $35,000,000 in the aggregate (or, that when combined with any outstanding Debt default of Asbury or any of its Subsidiaries as provided in Section 9.1.7 exceeds $35,000,0000) shall be rendered against Asbury or any of its Subsidiaries and shall remain undischarged, undismissed and unstayed for more than sixty (60) days, or (b) there shall occur any levy upon, or attachment, garnishment or other seizure of, any portion of the assets of Asbury or any of its Subsidiaries in excess of $35,000,000 in the aggregate (or, that when combined with any outstanding Debt default of Asbury or any of its Subsidiaries as provided in Section 9.1.7 exceeds $35,000,0000) by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

9.1.13 Revocation of Guaranty. Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

9.1.14 Material Loss. Loss, theft, damage or destruction of any material portion of any Property for which there is either no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage; or

9.1.15 Change of Control. A Change of Control of any Borrower in violation of Section 6.14 or a Change of Control of any Guarantor in violation of the Guaranty Agreement; or

9.1.16 Abandonment of Property. Any Property shall be abandoned or not continuously occupied for a period of one-hundred eighty (180) days; or

9.1.17 Operation of Property. Any Property shall be occupied or operated by any Person that is not an Affiliate of Asbury.

9.2 Remedies. If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions with respect to each Borrower, and with respect to the Collateral provided by such Borrower as collateral for the Loans made to it:

9.2.1 Acceleration. Lender may declare any or all Obligations (other than Obligations under any Swap Agreements, between Borrower and Lender or any Affiliate of Lender, which shall be due in accordance with and governed by the provisions of said Swap Agreements) to be immediately due and payable (if not earlier demanded), terminate its obligation to make Loans and other extensions of credit to Borrower, bring suit against Borrower to collect such Borrower’s respective Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

9.2.2 UCC Rights. Without waiving any of its other rights hereunder or under any other Loan Document, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five (5) days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

9.2.3 Collection. Lender may demand, collect and sue for proceeds of any Collateral (either in the respective Borrower’s name or Lender’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.

9.2.4 Foreclosure. (a) Lender may exercise any or all of Lender’s remedies under the Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any Swap Agreements with Lender or any of its Affiliates, which shall be due in accordance with and governed by the provisions of said Swap Agreements; (b) Lender may take immediate possession of each, any and all Property or any part thereof (which Borrower agrees to surrender to Lender) and manage, control or lease the same to such Persons and at such rental as it may deem proper and collect and apply Rents (as defined in the Mortgage) to the payment of: (i) the Obligations, together with all costs and attorneys’ fees; (ii) all Impositions (as defined in the Mortgage) and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of each, any and all Property and the management and operation thereof; all in such order or priority as Lender in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of each, any and all Property; (c) Lender may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate each, any and all Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Borrower consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Borrower, without regard to whether Borrower has committed waste or permitted deterioration of each, any or all of Borrower’s Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Borrower or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (d) Lender may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon the Mortgage and sale of each, any and all Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (e) With respect to any portion of each, any and all Property governed by the Code, Lender shall have all of the rights and remedies of a secured party thereunder. Lender may elect to foreclose upon any Property that is Fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (f) Lender may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (g) Lender shall apply the proceeds of Sale, first to any fees or attorney fees permitted Lender by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Lender by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

9.3 Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence and during the continuance of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender’s option, and shall be secured by all Collateral.

10. Indemnification. Borrower, jointly and severally, shall protect, indemnify, defend and save harmless Lender and any participants, successors or assigns to Lender’s interest in the Loan, and any other party who acquires any portion of the Loan at a foreclosure sale or otherwise through the exercise of Lender’s rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Lender on account of or in connection with (a) the Loan Documents or any failure or alleged failure of Borrower to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents; (b) the Collateral or any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (c) any failure or alleged failure of Borrower to comply with any law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), (d) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Lender relating in any way to or any matter contemplated by the Loan Documents, (e) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, (f) any and all liability arising from any Leases related to the Property or under or by reason of the assignment of such Leases to Lender, (g) Borrower’s violation of or failure to meet the requirements of any Environmental Laws, (h) any Hazardous Materials which, while any Property is subject to the Mortgage, exist on any Property, (i) any civil penalty or fine assessed by OFAC against Lender or any Affiliate of Lender as a result of the funding of Loans or the extension of credit, the acceptance of payments due under the Loan Documents or any Swap Agreement or acceptance of Collateral, or (j) any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender or such Borrower with respect to the applicability of such tax. Nothing contained herein shall require any Borrower to indemnify Lender for any Damages (x) resulting from Lender’s gross negligence or its willful misconduct, (y) resulting from a claim brought by any Borrower or any Guarantor against an indemnitee for breach in bad faith of such indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of a dispute solely between or among indemnitees that does not involve an act or omission by any Borrower, Guarantor or any of their respective Affiliates, and such indemnity shall be effective only to the extent of any Damages that may be sustained by Lender in excess of any net proceeds received by it from any insurance of such Borrower (other than self-insurance) with respect to such Damages. The indemnity provided for herein shall survive and remain in full force and effect notwithstanding the payment of the Obligations, a foreclosure of or exercise of power of sale under this instrument or any Mortgage, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of any Mortgage and the transfer of any Property. In the event the Lender incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

11. Miscellaneous.

11.1 No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

11.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Obligations are outstanding, there exists any commitment by Lender to Borrower, and until this Agreement is formally terminated in writing.

11.3 Costs and Expenses. Each Borrower and each Guarantor (jointly and severally) shall pay (a) all out-of-pocket expenses incurred by the Lender and its Affiliates (including, but not limited to, the reasonable fees, charges and disbursements of one law firm acting as outside counsel for the Lender and one law firm acting as local counsel in each jurisdiction, the costs of appraisals, public record searches, environmental reports and reviews thereof, title work, recording fees, recording taxes and the costs of any other related documents or examinations and investigations of the properties of Borrower and Guarantor and/or Borrower’s and Guarantor’s operations), whether incurred prior to or from and after the date hereof, in connection with the due diligence process and/or the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and the perfection of Lender’s Liens in the Collateral, and (b) all out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender), in connection with the preservation, administration, enforcement and/or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. If any Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or such Borrower’s or Lender’s interests therein, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. The requirement to pay costs and expenses provided for herein shall survive termination of this Agreement, be a part of the Obligations and be secured by the Collateral.

11.4 Notices. Any notice or other communication hereunder or under the Notes to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender:	Wells Fargo Bank, N.A.
Commercial Lending Services
MAC – D1644-018
1451 Thomas Langston Road
Winterville, NC 28590
Attn: Loan Administration Manager (LDCMR)

with copies to:	Wells Fargo Dealer Services
100 North Main Street (MAC D4001-08A)
Winston-Salem, NC 27101
Attn.: National Accounts Director

-and-

Saiber LLC
18 Columbia Turnpike, Suite 200
Florham Park, NJ 07932
Attn.: Jane L. Brody, Esq.

Borrower:	c/o Asbury Automotive Group, Inc.
Sugarloaf Business Park
2905 Premiere Parkway NW, Suite 300
Duluth, GA 30097
Attn: Vice President – General Counsel

with copies to:	Asbury Automotive Group, Inc.
Sugarloaf Business Park
2905 Premier Parkway NW, Suite 300
Duluth, GA 30097
Attn: Vice President - Corporate Development & Real Estate

-and-

JONES DAY® - One Firm WorldwideSM
1420 Peachtree Street, N.E.
Suite 800
Atlanta, GA 30309
Attn: Todd Roach, Esq.

11.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of the Jurisdiction and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

11.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each Borrower and Lender, and their respective successors and assigns.

11.7 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

11.8 No Usury. Regardless of any other provision of this Agreement, the Notes or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of each Note and not to the payment of interest, and (b) if the Loan evidenced by such Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

11.9 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

11.10 Approvals; Amendments. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the sole and absolute discretion of Lender unless otherwise specified herein. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender and may not be modified in any manner adverse to a provider under any secured or guarantied Swap Agreement without that provider’s prior written consent.

11.11 Assignments and Participation. Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void. Lender may from time to time: (i) with the consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, sell, transfer, pledge, assign and convey the Note, the Loan and the Loan Documents (or any interest therein), and delegate any and all of its obligations with respect thereto; provided, however, that Borrower’s consent shall not be required hereunder after the occurrence and during the continuance of an Event of Default, or for a sale, transfer, pledge, assignment or conveyance to (a) an Approved Fund (as defined in the Revolving Credit Agreement), (b) an Affiliate or subsidiary of Lender, or (c) another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets provided that any such sale, transfer, pledge, assignment or conveyance under this clause (c) is not a single transaction by the Lender but is part of a larger transaction or series of transactions by the Lender, and (ii) without consent of the Borrower grant participations in the Loan to another financial institution or other Person on terms and conditions reasonably acceptable to Lender and split the Loan into multiple parts, or the Note into multiple component notes or tranches. If Borrower’s consent is required as hereinabove provided, the Borrower shall be deemed to have given its consent five (5) Business Days after the Lender has requested such consent, unless such consent is expressly refused by Borrower in writing. In connection with any such sale, transfer, assignment, conveyance or participation, Lender shall, acting for this purpose as an agent of Borrower, maintain at its offices a register for the recordation of the names and addresses of Lender’s participants or assignees, and the amount and terms of Lender’s sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation. Lender shall provide prior notice to Borrower of such assignment and Borrower shall thereafter furnish to such assignee any information furnished by Borrower to Lender pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Agreement and Lender’s rights under any of the other Loan Documents, including Collateral therefor, to any Federal Reserve Lender in accordance with applicable law.

11.12 Dealings with Multiple Borrowers. If more than one Person is named as Borrower hereunder, Lender shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints its Senior Officers as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

11.13 Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of N.C.G.S.§ 26-7, et seq. or any other law requiring Lender to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (b) any exchange, release or non-perfection of any Collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

11.14 Integration; Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

11.15 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

11.16 BINDING ARBITRATION; PRESERVATION OF REMEDIES.

11.16.1 Arbitration. The parties hereto agree, upon demand by any party, whether made before the institution of a judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim, counterclaim or any answer thereto or any amendment to any of the above, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to (a) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (b) requests for additional credit. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

11.16.2 Governing Rules. Any arbitration proceeding will (a) proceed in a location in the Jurisdiction selected by the American Arbitration Association (“AAA”); (b) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (c) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

11.16.3 No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (a) foreclose against real or personal property collateral; (b) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (c) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (a), (b) and (c) of this paragraph.

11.16.4 Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the Jurisdiction with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of the Jurisdiction and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the North Carolina Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

11.16.5 Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

11.16.6 Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any of the Loan Documents, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

11.16.7 Payment of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

11.16.8 Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This Agreement may be amended or modified only in writing signed by each party hereto. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

11.16.9 Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

11.16.10 Waiver of Jury Trial. The parties hereto hereby acknowledge that by agreeing to binding arbitration they have irrevocably waived their respective rights to a jury trial with respect to any action, claim or other proceeding arising out of any dispute in connection with any of the Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. This provision is a material inducement for the parties entering into the agreement evidenced by this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Master Loan Agreement to be duly executed under seal as of the day and year first above written.

Property 1	ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 2	MCDAVID PLANO-ACRA, L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 3 & 12	ATLANTA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 4	ASBURY DELAND HUND, LLC a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 5	AVENUES MOTORS, LTD., a Florida limited partnership

	By:	Asbury Jax Management L.L.C., its general partner

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 6 & 11	C&O PROPERTIES, LTD., a Florida limited partnership

	By:	Asbury Jax Management L.L.C., its general partner

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 7 & 8	ASBURY AUTOMOTIVE ST. LOUIS, L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 9, 10, 10a & 13a	ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 13	CROWN GPG L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 14 & 14a	ASBURY AUTOMOTIVE MISSISSIPPI L.L.C., a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 15	Q AUTOMOTIVE JACKSONVILLE FL, LLC, a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 16	ASBURY ATLANTA FORD, LLC, a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Property 17	ASBURY FT. WORTH FORD, LLC, a Delaware limited liability company

	By:	/s/ Matthew Pettoni
	Name:	Matthew Pettoni
	Title:	Treasurer

Accepted in Winston-Salem, North Carolina:

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Chad McNeill
	Name:	Chad McNeill
	Title:	Vice President